EXHIBIT 10.3

LOGITECH INTERNATIONAL S.A. 2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(NON-EXECUTIVE BOARD MEMBER PARTICIPANT)

           This Restricted Stock Unit Agreement, including any country-specific terms and conditions set forth in the attached Appendix A (collectively, the “Agreement”) is between Logitech International S.A., a Swiss company (the “Company”), and the Participant named below and is made pursuant to the Logitech International S.A. 2006 Stock Incentive Plan (the “Plan”).  To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning given to them in the Plan.  Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms of the Plan shall prevail.

           In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1. Grant of Restricted Stock Units.  The Company hereby grants to the Participant named below the number of Restricted Stock Units corresponding to Shares specified below, subject to the terms and conditions of this Agreement and of the Plan, which is incorporated in this Agreement by reference:

Participant’s Name:

Grant Date:

Vesting Start Date:

Total Number of Restricted Stock

Units granted

2. Vesting. The Restricted Stock Units subject to this Award shall vest with respect to 100% of the total Restricted Stock Units subject to this Award upon Participant’s completion of one year of Service measured from the Vesting Start Date.  In no event shall any Restricted Stock Units vest after the Participant’s termination of Service.

3. Settlement of Vested Restricted Stock Units.  The Participant’s vested Restricted Stock Units shall be settled in Shares upon vesting of such Restricted Stock Units, provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until Participant has satisfied any applicable tax and/or other obligations pursuant to Section 8 below and such issuance otherwise complies with Applicable Law.

4. Nature of Restricted Stock Units.  The Restricted Stock Units are mere bookkeeping entries and represent only an unfunded and unsecured obligation of the Company to issue or deliver Shares on a future date.  As a holder of Restricted Stock Units, the Participant has no rights other than the rights of a general creditor of the Company.  The Restricted Stock Units carry neither voting rights nor rights to cash or other dividends.  The Participant has no rights as a shareholder of the Company by virtue of the Restricted Stock Units unless and until the Restricted Stock Units are settled by issuing or delivering Shares.

5. Leave of Absence.  Unless otherwise determined by the Administrator, the following provisions shall apply in the case of an authorized leave of absence by Participant:

    (a) Subject to Applicable Law and the terms of a written employment agreement, if any, between the Participant and the Company or a Subsidiary, no additional Restricted Stock Units subject to this Award shall vest after the 120th day of the leave of absence.  If Applicable Law or the terms of a written employment agreement, if any, between the Participant and the Company or a Subsidiary provide for a later date upon which vesting may cease, then no additional Restricted Stock Units subject to this Award shall vest upon the earliest date possible under Applicable Law or the employment agreement.

    (b) If vesting has ceased under Section 5(a) and Participant subsequently returns to active Service, vesting of additional Restricted Stock Units subject to this Award shall resume upon Participant’s return to active Service.

    (c) In no event shall this Award vest for any additional Restricted Stock Units subject to this Award, and in no event shall this Award remain outstanding, if Participant does not resume active Service prior to the Expiration Date.

6. Termination of Service.  If the Participant’s Service terminates for any reason (including by reason of death or Disability) all unvested Restricted Stock Units shall be forfeited effective on the date the Participant’s Service terminates.  The Participant’s date of termination of Service shall mean the date upon which Participant’s Service terminates, regardless of any notice period or period in lieu of notice of termination of employment, whether expressed or implied. The Administrator shall have the exclusive discretion to determine when the Participant’s Service terminates or when the Participant has ceased active performance of services for purposes of this Award.

7. Suspension or Cancellation for Misconduct.  If at any time (including after vesting but before settlement) the Administrator reasonably believes that the Participant has committed an act of misconduct as described in this Section 7, the Administrator may suspend the vesting or settlement of Restricted Stock Units, pending a determination of whether an act of misconduct has been committed.  If the Administrator determines that the Participant, other than an independent Director, has committed an act of embezzlement, fraud or breach of fiduciary duty, or if the Participant makes an unauthorized disclosure of any trade secret or confidential information of the Company or any of its Subsidiaries, or induces any customer to breach a contract with the Company or any of its Subsidiaries or Affiliates, then this Agreement shall terminate immediately and cease to be outstanding.  Any determination by the Administrator with respect to the foregoing shall be final, conclusive and binding on all interested parties.  If the Participant holds the title of Vice President or above, the determination of the Administrator shall be subject to the approval of the Company’s Board of Directors.

8. Responsibility for Taxes.

(a) Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:  (1) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (2) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (3) withholding in Shares to be issued upon vesting/settlement of the Restricted Stock Units.  To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

(c) Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9. Compliance with Applicable Laws; no Company Liability.  No Shares shall be issued or delivered pursuant to the settlement of the Restricted Stock Units unless such issuance or delivery complies with Applicable Laws.  The Company shall not be liable to the Participant or other persons as to (a) the non-issuance or delivery of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance or delivery of any Shares hereunder and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt, vesting or settlement of the Restricted Stock Units.

10. Non-Transferability of Restricted Stock Units.  The Restricted Stock Units and this Agreement may not be transferred in any manner otherwise than by will, by the laws of descent or distribution or, if the Company permits, by a written beneficiary designation.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, beneficiaries, successors and assigns of the Participant.

11. No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.  The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12. Nature of Grant.  In accepting the grant, the Participant acknowledges that:

(a). the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b). the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

(c). all decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company;

(d). the Participant’s participation in the Plan shall not create a right to further Service with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment relationship at any time;

(e). the Participant is voluntarily participating in the Plan;

(f). the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Participant’s employment contract, if any;

(g). the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(h). the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate of the Company ;

(i). the Restricted Stock Units grant and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate of the Company;

(j). the future value of the underlying Shares is unknown and cannot be predicted with certainty; and

(k). in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of the Participant’s Service with the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

13. Data Privacy

(a) The Participant hereby consents to the collection, processing, use and transfer, in electronic or other form, of the Participant’s personal information (the “Data”) regarding the Participant’s employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan (including the Participant’s name, home address, telephone number, date of birth, social insurance number or other identification number, compensation, nationality and job title, details of all options, shares or other entitlement to securities awarded, canceled, exercised, vested, unvested or outstanding under the Plan or predecessor plans), by and among the Company and one or more its Subsidiaries and Affiliates, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan and in calculating the cost of the Plan.

(b) The Participant further consents to the transfer of the Data to UBS AG and/or its affiliates (“UBS”), or to any other third parties assisting in the implementation, administration and management of the Plan, or in calculating the costs of the Plan, including any other third party assisting with the settlement of Restricted Stock Units under the Plan or with whom Shares acquired upon settlement of the Restricted Stock Units or cash from the sale of such shares may be deposited.  The Participant further consents to the processing, possession, use and transfer of the Data by UBS and such other third parties for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan and in calculating the cost of the Plan.

(c) The Participant understands and agrees that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ countries may have different data privacy laws and protections than the Participant’s country, and the Participant consents to the transfer of the Data to such countries.  Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to UBS or any such third parties, is necessary for the Participant’s participation in the Plan.

(d) The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data or require any necessary amendments to Data or withdraw the consents herein, in any case without cost, by contacting the Participant’s local human resources representative in writing.  The Participant further acknowledges that withdrawal of consent may affect the Participant’s ability to exercise or realize benefits from the Restricted Stock Units, and the Participant’s ability to participate in the Plan.

14. Exchange Control Acknowledgement.  Local foreign exchange laws may affect the grant of the Restricted Stock Units, the sale of Shares received in connection with the Restricted Stock Units and/or the receipt of dividends or dividend equivalents (if any).  Such laws may affect the Participant’s ability to hold funds outside of the Participant’s country and may require the repatriation of any cash, dividends or dividend equivalents received in connection with the Restricted Stock Units.  The Participant is responsible for satisfying any exchange control requirements that may be necessary in connection with such events.  Neither the Company nor any of its Subsidiaries or Affiliates will be responsible for such requirements or liable for the failure on the Participant’s part to satisfy or abide by the requirements that are the Participant’s responsibility.  Neither this nor anything in this Agreement constitutes legal or tax advice upon which the Participant should rely.  The Participant should consult with his or her own personal legal and tax advisers to ensure compliance with local laws.

15. Adjustments Upon Changes in Capitalization.  In the event of a declaration of a stock dividend, a stock split, combination or reclassification of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the Shares or other securities of the Company, the Administrator shall equitably adjust the number and kind of Restricted Stock Units or other securities which are subject to this Agreement, in order to reflect such change and thereby preclude a dilution or enlargement of benefits under this Agreement.

16. Entire Agreement; Governing Law.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter of this Agreement.  This Agreement is governed by the internal substantive laws, but not the choice of law rules of Switzerland (the Company’s jurisdiction of organization).

17. Language.  If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

18. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20. Appendix.  Notwithstanding any provisions in this Agreement, the Restricted Stock Units grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Participant’s country.  Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

21. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

*   *   *
By the Participant’s signature below, the Participant agrees that the Restricted Stock Units are granted under and governed by the terms and conditions of the Plan and this Agreement.  The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.

PARTICIPANT:	THE COMPANY:

Signature	By
Chairman
Print Name	Title

By
CEO
Title

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF
RESTRICTED STOCK UNIT AGREEMENT

None.